UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2025

REZOLUTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39683	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Shoreline Drive, Suite 500, Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

650-206-4507

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RZLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Election of Chief Commercial Officer.

On August 18, 2025, Rezolute, Inc. (the “Company”) appointed Sunil Karnawat, age 58, as Chief Commercial Officer of the Company, Dr. Karnawat brings over two decades of executive leadership experience in the biotech, pharma, medical device, and diagnostics industries. Since 2024, Dr. Karnawat served as Vice President for Cytokinetics Pharmaceuticals. From 2017 through 2024, Dr. Karnawat served in various executive and vice president roles with Ultragenyx Pharmaceuticals in which Dr. Karnawat was involved in leading key commercial functions in launching four ultra-rare disease products, including Crysvita with indications for X-linked Hypophosphatemia and Tumor-induced Osteomalacia. Dr. Karnawat’s education includes an MBA from the Wharton School of Business at the University of Pennsylvania, a Ph.D. and an M.S. in Engineering from North Dakota State University, and a B.E. in Civil Engineering from the College of Engineering in Pune, India.

In connection with his appointment as Chief Commercial Officer, the Company entered into an employment agreement with Dr. Karnawat (the “Karnawat Employment Agreement”). Under the terms of the Karnawat Employment Agreement, Dr. Karnawat will receive an annual base salary of $475,000, a signing bonus of $65,000, and will be eligible for annual incentive compensation with a target of up 40% of his base salary, subject to performance metrics established by the board. Dr. Karnawat also received 270,000 stock options and 25,000 restricted stock units both subject to vesting and other customary terms. The agreement contains customary confidentiality and intellectual property provisions and may be terminated by either party in accordance with its terms.

There are no arrangements or understandings between Dr. Karnawat and any other person pursuant to which he was appointed to serve as Chief Commercial Officer of the Company. There are no family relationships between Dr. Karnawat and any director or executive officer of the Company, and Dr. Karnawat does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On August 20, 2025, Rezolute, Inc. issued a press release announcing the appointment of Dr. Karnawat as our Chief Commercial Officer. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, and shall not be deemed to be incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: August 20, 2025	By:	/s/ Nevan Charles Elam
Nevan Charles Elam
Chief Executive Officer